Exhibit 99.2

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Safe Harbor Statement

This transcript contains forward-looking statements regarding the Merger and LitePoint’s future business prospects and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that these forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which LitePoint operates; market acceptance of LitePoint’s new products; competition from larger and more established companies in LitePoint’s markets; the protection of LitePoint’s intellectual property; the retention of key employees; the uncertainty of regulatory approval of the transaction; the parties’ ability to satisfy the merger agreement conditions and consummate the transaction; Teradyne’s ability to successfully grow LitePoint’s business; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the period ended July 3, 2011. The forward-looking statements provided by Teradyne in this transcript represent management’s views as of the date of this transcript. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this transcript.

Teradyne, Inc. Acquisition of LitePoint

Corporation by Teradyne,

TER Inc Call Sep. 14, 2011 Company Ticker Event Type Date

PARTICIPANTS

Corporate Participants

Andrew Blanchard—Vice President-Investor Relations

Michael A. Bradley—President, Chief Executive Officer & Director

Gregory R. Beecher—Chief Financial Officer, Treasurer & VP

Other Participants

Paul B. Thomas—Analyst, Bank of America Merrill Lynch

Wenge Yang—Research Analyst, Citigroup Global Markets (United States)

James V. Covello—Research Analyst, Goldman Sachs & Co.

Satya Kumar—Research Analyst, Credit Suisse (United States)

Atif Malik- Vice President & Research Associate, Morgan Stanley & Co. LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon. My name is Kristin, and I will be your conference operator today. At this time, I would like to welcome everyone to the Discussion of Teradyne’s Announcement Acquired LitePoint Corporation Conference Call. [Operator Instructions] Thank you. I would now like to turn the conference over to Mr. Andrew Blanchard. Sir, you may begin your conference.

Andrew Blanchard, Vice President-Investor Relations

Thank you, Kristin. Good afternoon, everyone, and welcome to our conference call to discuss the announcement of the definitive agreement of the acquisition of LitePoint by Teradyne. I’m joined today by our Chief Executive Officer, Mike Bradley, and our Chief Financial Officer, Greg Beecher. The press release describing this transaction was issued just after 4:00 this afternoon. This call is being simultaneously webcast at Teradyne.com, and replays will be available on the site about 24 hours after the call ends. The replay will be available through October the 12.

The matters that we discuss today will include forward-looking statements regarding the proposed acquisition of LitePoint, the expected timetable for completing the transaction, future business prospects and market conditions, and benefits and synergies of the transaction. Such statements are based on the current assumptions and expectations of management, and are neither promises nor guarantees.

There can be no assurance that management’s estimates of future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include conditions affecting the markets in which LitePoint operates, market acceptance of LitePoint’s new products, competition from larger and more established companies in LitePoint’s market, the protection of LitePoint’s intellectual property, the retention of key employees, the uncertainty of regulatory approval of the transaction, the parties’ ability to safely—excuse me, satisfy the merger agreement conditions and consummate the transaction, Teradyne’s ability to successfully grow LitePoint’s business, and other events, factors and risks previously and from time-to-time disclosed in filings with the SEC, including, but not limited to, Teradyne’s annual report on Form 10-K for the fiscal year ended December 31, 2010, and 10-Q for the quarter ended July 3, 2011.

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Teradyne, Inc. Acquisition of Litepoint

Corporation by Teradyne,

TER Inc Call Sep. 14, 2011 Company Ticker Event Type Date

Additionally, those forward-looking statements are made as of today, and we take no obligation to update them as a result of developments occurring after this call.

Now, onto the substance of the call. First, Mike Bradley will review the strategic merit of the acquisition and then Greg Beecher will review the financial details of the transaction. Note that this will be a 30-minute call, and we’ll entertain only questions related to the acquisition.

Mike

Michael A. Bradley, President, Chief Executive Officer & Director

Thank you, Andy. Good afternoon, everyone, and thanks for joining us today on short notice. I’d first like to say how pleased I am to be announcing our agreement to acquire LitePoint, a dynamic growth company focused on testing wireless products at the final stage of the manufacturing process. For some time now, we’ve been very impressed by LitePoint’s innovative test technology and the talented people behind it. So we genuinely look forward to working together with the LitePoint team.

My comments to our shareholders this afternoon will focus on two things. First is why we’re convinced that LitePoint gives us a new and compelling growth engine; and second is why LitePoint is such a good fit within Teradyne from a product, a customer and what I call a DNA perspective. Greg will go through the numbers on the acquisition and the financial contribution of their business going forward. But let me start with what LitePoint brings in growth potential.

LitePoint products are used for production testing of the wireless capability found in smartphones, tablets, eReaders, laptops, access points and the exploding market of consumer devices that have been termed the Internet of Things. The test market for these products is close to $1 billion today, with future growth driven by strong unit volumes, an increasing number of wireless radios in each product, and rapidly changing standards, like 4G LTE in cellular and 802.11ac in Wi-Fi connectivity.

What LitePoint has already accomplished in this area is quite impressive. By focusing on the unique production test needs of these consumer devices, with their explosive introduction ramps and demand for high quality, LitePoint’s products are increasingly being selected over their much larger competitors, as those competitive solutions are typically designed around lab instrument architectures, which are then transferred to the production floor.

At Asian contract manufacturers, where many thousands of LitePoint systems are installed, there’s a growing demand for fast bring-up of solid turn-key test solutions combined with mass production economics. That’s why we believe LitePoint will continue to gain share, which brings me to why a LitePoint and Teradyne combination makes strategic sense.

First, it’s in our sweet spot of test. You couldn’t find a market adjacency for us that is as close in technology and in customers as LitePoint offers, while at the same time, opening a sizable new market. Whether it’s in semiconductor and chip set design, end customers or contract manufacturers, the technology and distribution footprint is highly connected.

Second, there’s no overlap in markets. Rather, LitePoint addresses a complementary test insertion that completes the wafer, chip subsystem and final product test flow for complex consumer electronics.

Third, wireless test is our largest SOC market, so we’re enhancing our intimacy with the market leaders from chip design to production. And finally, our two companies share a number of what I’d call genetic traits. We both have great engineering depth and a culture of innovation in the test

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Teradyne, Inc. Acquisition of LitePoint

Corporation by Teradyne,

TER Inc Call Sep. 14, 2011 Company Ticker Event Type Date

arena. We both create system architectures that solve time to market and production flow requirements for the industry’s most complex consumer electronics. And frankly and finally, from a values perspective, LitePoint looks and feels like Teradyne, smaller, of course, but quite similar in its cultural DNA.

One last thing before I turn it over to Greg. This will be our third acquisition since 2008, when we added Nextest and Eagle Test. Both of those companies have had great strategic impact in strengthening our competitive position, opening up new markets and delivering exceptional financial performance. In both prior cases, we added great products and development teams in closely adjacent markets. We leveraged our distribution footprint in Asia and we gradually shared technology without disrupting product road maps or the momentum of their design teams.

We believe the LitePoint combination will be similar in three respects. First, we’ll focus on growing their business, specifically to expanding their customer support base in Asia. Second, we’ll keep their product road maps intact and third, we’ll back them with the scale and resources of our balance sheet and depth of talent. So, we’re energized for the opportunity to combine forces with a great organization for which we have the highest respect and to add another impressive growth engine to our stable.

Now, let me turn it over to Greg.

Gregory R. Beecher, Chief Financial Officer, Treasurer & VP

Thanks, Mike. Let me quickly highlight the financial aspects of the deal. We expect to acquire LitePoint for $510 million net of LitePoint cash and tax benefits, plus an additional $70 million if certain performance targets are achieved through 2012. The acquisition is expected to close in the fourth quarter, subject to regulatory approval and customary closing conditions.

LitePoint will be run as a separate business unit of Teradyne, led by its founders and strong management team. We’ve been very impressed with what this team has accomplished and by their future growth potential. This year in 2011, LitePoint is on track to achieve between $125 million and $135 million in sales, up from $86 million the year before. We expect LitePoint sales to grow greater than 20% a year.

Based upon 2012 published consensus estimates, we expect the transaction to be 10% or more accretive in 2012, excluding purchase accounting impacts. LitePoint is expected to deliver higher gross margin and operating profitability percentages than our existing businesses and will benefit from Teradyne’s favorable tax attributes. We fully expect to earn our cost of capital of 15% and then some. Looking further out, we expect LitePoint to be our second largest segment, exceeding the Systems Test Group segment.

While the headline of this combination is about adding a high-growth, complementary test business serving an expanding wireless market, it is also about the prudent use of our balance sheet. You will no doubt recall that we’ve had a very positive track record with both the Eagle and Nextest acquisitions, which have proven to be very good uses of our balance sheet.

As LitePoint is a private company and less known, let me quickly put it in context with our other growth initiatives. First, LitePoint is in a market that has much higher secular growth than Eagle or Nextest. However, unlike Eagle and Nextest, we do not expect cost synergies. While we call on many of the same customers and have similar technological challenges, there is no overlap.

LitePoint is also similar to hard disk drive in that it gets us into a new test node, that of testing a more finished or fully-assembled product. In short, LitePoint helps brand and chipset companies get

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Teradyne, Inc. Company▲	TER Ticker▲	Acquisition of LitePoint Corporation by Teradyne, Inc Call Event Type▲	Sep. 14, 2011 Date▲

their new products to market in weeks versus months, and they do this while also providing the lowest cost of test. They bring an easy-to-use, plug-and-play solution for contract manufacturers designed for high-volume production testing, rather than for lab test.

Now moving back to the balance sheet, post-closing of this transaction, we'll have over $700 million in cash and marketable securities, providing us with ample flexibility for the future. We'll provide more detail on LitePoint, including the impacts to our model, in our October earnings conference call.

In closing, as you can no doubt tell, we are very excited to have LitePoint join Teradyne. Now let me turn it back to Andy.

Andrew Blanchard, Vice President-Investor Relations

Thanks, Greg. Operator, we're now ready to take a few calls.

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Teradyne Inc. Acquisition of LitePoint

Corporation by Teradyne,

TER Inc Call Sep. 14, 2011 Company Ticker Event Type Date

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Your first question is from the line of Krish Sankar with Bank of America Merrill Lynch.

<Q—Paul Thomas—Bank of America Merrill Lynch>: Hi and good afternoon, this is Paul Thomas for Krish Sankar. Thanks for taking my questions. First off, congratulations on the deal. I wanted to ask, in the recent past, you’ve talked about opportunities you identified, but couldn’t get to the right valuation. And could you talk a little bit about the valuation metrics here and maybe what changed for LitePoint over the last couple of months that helped you guys come to an agreement?

<A- Gregory Beecher—Teradyne, lnc.>: This is Greg. First of all, I think this is a very fair deal for both sides. I think it’s a very good, very good transaction for LitePoint, and I think it’s also a very good transaction for Teradyne. I can walk you through some of the comparables, if that’s helpful, but we’ve looked at this transaction each and every way you can, whether it’s discounted cash flows, comparable multiples. And no matter which way we look at it, it does come out quite fair to both parties. So this is a transaction that—they’re hard to come by to have one this close with this strong of a business model and growth and then to be also able to agree upon valuations. So we’re very pleased that we could thread that needle.

<Q—Paul Thomas—Bank of America Merrill Lynch>: Okay, then maybe one quick follow-up on the margins. You mentioned 10% or greater than 10% accretion to next year. They’re higher than your corporate average margins today? Or you’re expecting them to get there next year?

<A—Gregory Beecher—Teradyne, lnc.>: They are higher today.

<Q—Paul Thomas—Bank of America Merrill Lynch>: Okay. All right. Thank you very much.

Operator: Your next question is from the line of Wenge Yang with Citigroup.

<Q—Wenge Yang—Citigroup Global Markets (United States)>: Hi. Thank you for taking my questions. First question, you mention about the market size of $1 billion and you look at the revenue for LitePoint, it’s around $100 million. So it’s about 10% of the market. Who are their major competitors? And where is the company ranked in terms of the competitive field?

<A—Michael Bradley—Teradyne, lnc.>: Wenge, this is Mike. This is a market that is not as well tracked as some of the other semiconductor equipment markets, and we’ve estimated this market size based upon some of the companies that follow the industry and some extrapolations around that. So there’s an estimation here of about $1 billion. But in answer to your question, the big suppliers in this space are companies like Agilent and Rohde & Schwarz. But the rankings are not listed and those companies don’t break out the segments of their business. So it’s actually not possible to put a batting order ranking on who’s who.

<Q -Wenge Yang—Citigroup Global Markets (United States)>: Okay. In terms of next year’s contribution, you mentioned about 10% accretive based on today’s Street estimate, and as we all know, Street estimate could well change in the coming months and quarters. So is it more safe to kind of model $150 million revenue and a $0.15 contribution on the EPS?

<A- Michael Bradley—Teradyne, lnc.>: I think you can do that. I think this business standalone, those are very achievable numbers.

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Teradyne, Inc.	TER	Acquisition of LitePoint Corporation by Teradyne, Inc Call	Sep. 14, 2011
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<Q – Wenge Yang – Citigroup Global Markets (United States)>: Okay. Just so one quick last question; obviously, Teradyne's doing very well with the wireless chip makers. Is there any inputs from the chip makers in terms of your acquisition to LitePoint?

<A – Michael Bradley – Teradyne, Inc.>: No. The chip makers are learning about this acquisition at this point, so there's no input yet.

<Q – Wenge Yang – Citigroup Global Markets (United States)>: Okay. Thank you.

Operator: Your next question is from the line of Jim Covello with Goldman Sachs.

<Q – James Covello – Goldman Sachs & Co.>: Great. Thanks so much. Just a simple question; I mean my sense here – first of all, congratulations on terrific use of the capital on the balance sheet. Secondly, in terms of the questions, it looks like this is going to be – you're adding substantially more than 10% of your revenue next year. And if the margins are better, is there anything other than conservatism that's causing you to say that it wouldn't add more than 10% to the EPS?

<A – Gregory Beecher – Teradyne, Inc.>: Jim, this is Greg. I – my comments were more than 10%. So...

<Q – James Covello – Goldman Sachs & Co.>: Right.

<A – Gregory Beecher – Teradyne, Inc.>: Or 10% or more. So, yes, I probably am conservative at 10%, but we want to get LitePoint inside Teradyne...

<Q – James Covello – Goldman Sachs & Co.>: Sure.

<A – Gregory Beecher – Teradyne, Inc.>: Even though it's completely separate and have a little bit more track record and deliver against what we've said in a positive manner.

<Q – James Covello – Goldman Sachs & Co.>: Sure. That makes sense. And then maybe if we can drill down a little bit on the opportunity, how significant or important is the 4G test opportunity, both maybe on the handset side and even on the infrastructure side relative to what LitePoint and now Teradyne is going to be focused on here? How much of that is – how much of the growth is being driven by that 4G test segment?

<A – Michael Bradley – Teradyne, Inc.>: Jim, I can't give you the numerical breakdown. It's a very big portion of it. The changes in technology really create a disruption, so that the test equipment turnover here is faster than you'd find it in the semi-test space.

<Q – James Covello – Goldman Sachs & Co.>: Yeah.

<A – Michael Bradley – Teradyne, Inc.>: So with the number of radios, with the increasing bandwidth, speeds and so on, all of that really drives a technical turnover here that's quite significant. And that's one of the pieces that we think LitePoint is well aligned to take advantage of.

<Q – James Covello – Goldman Sachs & Co.>: And then, I know it's hard, because you're just buying it. But you mentioned Agilent, Rohde. Aeroflex plays in this space. Can you comment a little bit more specifically, maybe a little bit more technically on what the advantages are here versus some of the existing competition?

<A – Michael Bradley – Teradyne, Inc.>: Jim, I think we'll do that as we go forward-

<Q – James Covello – Goldman Sachs & Co.>: Okay.

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Teradyne, Inc.	TER	Acquisition of LitePoint Corporation by Teradyne, Inc Call	Sep. 14, 2011
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<A – Michael Bradley – Teradyne, Inc.>: In subsequent calls. I think the thing that really intrigued us about what LitePoint has here is that they've got a nice combination of technology that is aligned with the chipset manufacturers for new product launches. And they've got a very, very good economic equation. And they put those together and linked the design side with the manufacturing side. And they really deliver a very effective production solution that works right out of the box. So it's more than a kind of product-by-product comparison.

<Q – James Covello – Goldman Sachs & Co.>: Very helpful.

<A – Michael Bradley – Teradyne, Inc.>: But we'll talk some more about that in the future.

<Q – James Covello – Goldman Sachs & Co.>: I appreciate it. Thanks, again, and congratulations.

<A – Michael Bradley – Teradyne, Inc.>: Thank you.

Operator: Your next question is from Satya Kumar with Credit Suisse.

<Q – Satya Kumar – Credit Suisse (United States)>: Yeah. Hi. Thanks and congratulations from me as well on the acquisition. Can you talk a little bit about the manufacturing model for LitePoint over the years, because you've done a pretty good job with your manufacturing efficiency and how the model sort of scales up and down with the downturn? I was wondering if you could talk a little bit about how advanced LitePoint is on the manufacturing side?

<A – Gregory Beecher – Teradyne, Inc.>: This is Greg. They actually are quite advanced, as you can see by their growth rate. They've done a spectacular job responding to some very demanding customers and have completely met the ramps necessary. They do outsource the significant part of their manufacturing.

I should step back and just be very clear that this acquisition for Teradyne is truly solely about growth. We don't see cost synergies hard stop. With Eagle and Nextest, there were some cost synergies that made sense and wouldn't disrupt the business and we could also help them grow faster. With this business, there is very little in the way of common sense cost synergies. So we don't even have a hint of any thought that somehow, we can improve their manufacturing model. We think it is very efficient and well run.

<Q – Satya Kumar – Credit Suisse (United States)>: Okay. And would you be able to talk at some point about how this sort of plays into your gross margin and OpEx and all that stuff?

<A – Gregory Beecher – Teradyne, Inc.>: Yes. I was planning on doing that in the next conference call, to give you an update on the model.

<Q – Satya Kumar – Credit Suisse (United States)>: Okay. Thank you.

Operator: [Operator Instructions] Your next question is from the line of Atif Malik with Morgan Stanley.

<Q – Atif Malik – Morgan Stanley & Co. LLC>: Hi. Thanks for taking my question and, Mike and Greg, congratulations on the acquisition. First question, can you talk about the growth of this business two to five years out? Is it fair to assume that the growth of this business is – should be in line with the handset smartphone units?

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<A – Gregory Beecher – Teradyne, Inc.>: I mean, that's one thing you track it to. But there's some other things going on. There's the Internet of Things. I think that will fuel some additional growth. There's also some obsolescence. So as we said in our prepared remarks, growth of greater than 20%. We feel reasonably comfortable with that and it certainly could be a bit higher than that.

<A – Michael Bradley – Teradyne, Inc.>: But, Atif, it's more than the growth of the end market. It really is a share growth story. The $86 million last year moving up to in the $125 million, $135 million level here means that the share position has moved up into the teens at this point. We think there's upside to that that's considerable, and the applications and customers are really unfolding here. So the actual growth will – it will surpass the growth of the device market and the growth of the test market, we believe.

<Q – Atif Malik – Morgan Stanley & Co. LLC>: Great. And then is there any concentration for customers, 10% or 20% customers for the company?

<A – Andrew Blanchard – Teradyne, Inc.>: Atif, yes, there is, but we're not going to get into that at this point. But they won't be greater than 10% at the Teradyne level, but at the LitePoint level, there is a greater than 10% customer.

<Q – Atif Malik – Morgan Stanley & Co. LLC>: Okay. And the last thing, your Semi Test business could be volatile and seasonal, especially in the fourth quarter. Is there any reason to believe that this business follows the same kind of seasonality that the Semi Test follows, or is it quite different from that?

<A – Michael Bradley – Teradyne, Inc.>: At this point, we're not sure, because they've grown through the cycles so far. I think there likely will be some tooling similarities to what you see in semiconductor tests. But frankly, we're quite, I'll say, insulated. We don't look at the volatility as an issue in terms of how we plan the business, because we've got such a variable cost model on the manufacturing side. We've got the same principles – LitePoint has the same principles as we do with regard to keeping the R&D spending going as these seasonality shifts take place. So this is not a counter-cyclical play. It's – and we do expect that it'll have some of the same seasonality characteristics as Semi Test.

<Q – Atif Malik – Morgan Stanley & Co. LLC>: Okay, and who is making the CapEx decision for this equipment. Is it again like Semi Test, where your IDMs and OSATs are making decisions, or is it one or the handset OEMs are dictating the decisions on the purchases?

<A – Michael Bradley – Teradyne, Inc.>: Well, it's similar and that's one of the other things that's similar between our semiconductor business and this business, is that it's a multi-node decision process. The brands are driving it, the chipset manufacturers and their technology are driving it. And so it's a three-way decision process and you have to be effective at accessing all three of the nodes, and I'm including the OSATs in those three.

<Q – Atif Malik – Morgan Stanley & Co. LLC>: Great, thanks.

Operator: Now for the...

<A – Andrew Blanchard – Teradyne, Inc.>: I think that's it, if there are no further calls, Kristin. No further questions?

Operator: Right, there are no further questions.

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Andrew Blanchard, Vice President-Investor Relations

All right. Well, thank you everyone for joining us today. As you can see, we're very excited about having LitePoint join the Teradyne team. We look forward to describing the tremendous growth opportunities that wireless test offers here down the road.

Michael A. Bradley, President, Chief Executive Officer & Director

Thanks, everybody, for being with us today.

Andrew Blanchard, Vice President-Investor Relations

Thank you. Bye-bye.

Operator: This concludes today's conference call. Thank you for your participation. You may now disconnect.

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